Exhibit 99.1

—   Travelport Announces First Quarter 2008 Results   —

First Quarter Highlights

•                  Net Revenue of $666 million

                        Adjusted Net Revenue of $666 million, representing a (2)% decline over the first quarter of 2007

•                  EBITDA of $145 million, representing 39% growth over the first quarter of 2007

                        Adjusted EBITDA of $173 million, representing a (7)% decline over the first quarter of 2007

Re-engineering Cost Savings and Worldspan Synergy Highlights

•                  Actions taken through quarter end to achieve $172 million of annual run rate savings from the re-engineering of the Travelport business

•                  Worldspan synergies on schedule, actions taken to date to achieve annual run rate synergies of $47 million out of a target of $150 million

NEW YORK, NY, May 13, 2008  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the first quarter ended March 31, 2008.  Travelport recognized net revenue and adjusted net revenue of $666 million and EBITDA of $145 million in the first quarter of 2008. Adjusted EBITDA in the first quarter was $173 million, representing a decline of (7)% over the same period last year, due to the year-over-year decline in EBITDA from Worldspan arising from the loss of Expedia segments prior to Travelport’s acquisition of Worldspan.

Travelport Consolidated

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Net Revenue (1) (2)	$666	$666	$0	0%
Adjusted Net Revenue (3)	$683	$666	$(17)	(2)%
EBITDA (1) (2)	$104	$145	$41	39%
Adjusted EBITDA (3)	$186	$173	$(13)	(7)%
Adjusted EBITDA Margin %	27.2%	26.0%	-126 bps	(5)%

*                    May not calculate due to rounding

(1)             1Q 2007 includes Orbitz Worldwide results.

(2)             1Q 2007 excludes Worldspan results.

(3)             Adjusted results exclude Orbitz Worldwide and include Worldspan in all periods, as if both transactions had taken place on January 1, 2007.

Travelport Consolidated Excluding Worldspan and Orbitz Worldwide

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Adjusted Net Revenue (1)	$473	$486	$13	3%
Adjusted EBITDA (1)	$120	$130	$10	8%
Adjusted EBITDA Margin %	25.4%	26.7%	138 bps	5%

*                    May not calculate due to rounding

(1)             Excludes Worldspan and Orbitz Worldwide results in all periods.

Travelport CEO and President, Jeff Clarke, stated:  “The first quarter of 2008 demonstrated the strength of Travelport’s geographic breadth, diversification and business model.  Excluding the impact of Worldspan, Travelport grew adjusted net revenue and adjusted EBITDA by 3% and 8%, respectively. Despite a soft travel environment in the quarter, the strengthening of new and emerging markets continues to benefit Travelport’s businesses given our higher value-added services for international travel suppliers and customers throughout the world.”

Mike Rescoe, Travelport executive vice president and CFO, stated: “We continue to successfully execute on our re-engineering and Worldspan synergy programs.  During the quarter we realized $42 million of cost savings from our original re-engineering program.  This is an incremental $23 million, to the $19 million that we realized during the first quarter of 2007.  Also during the quarter, we realized $10 million from Worldspan synergies.  During the quarter, we repurchased approximately $44 million in principal amount of our bonds and ended the quarter with $207 million of cash. In addition, we recently entered into a multi-year interest rate swap which effectively converts $1 billion of our floating rate term loan debt to a fixed rate of 5.4%. This interest rate swap allows us to significantly reduce potential volatility in earnings and cash flows from interest rate fluctuations and locks in an improvement in interest rates on a substantial portion of our debt.”

Financial Highlights First Quarter 2008

GDS

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Net Revenue (1)	$414	$592	$178	43%
Adjusted Net Revenue (2)	$626	$592	$(34)	(5)%
EBITDA (1)	$117	$167	$50	43%
Adjusted EBITDA (2)	$203	$188	$(15)	(7)%
Adjusted EBITDA Margin %	32.4%	31.8%	-67 bps	(2)%

*                    May not calculate due to rounding

(1)             1Q 2007 excludes Worldspan results.

(2)             Adjusted results include Worldspan in all periods, as if the acquisition had closed January 1, 2007.

Net revenue and EBITDA within our GDS business were $592 million and $167 million, respectively, for the first quarter of 2008.  Adjusted net revenue and adjusted EBITDA were $592 million and $188 million, respectively, for the first quarter of 2008.  In the tables below, we provide a further analysis of the underlying Galileo and Worldspan results within the GDS segment.

Galileo (included in GDS results above)

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Net Revenue	$414	$412	$(2)	(0)%
Adjusted Net Revenue	$416	$412	$(4)	(1)%
EBITDA	$117	$136	$19	16%
Adjusted EBITDA	$137	$145	$8	6%
Adjusted EBITDA Margin %	32.9%	35.2%	226 bps	7%

*                    May not calculate due to rounding

Adjusted net revenue and adjusted EBITDA from Galileo were $412 million and $145 million in the first quarter of 2008, a decrease of (1)% and an increase of 6%, respectively, compared to the first quarter of 2007.  Lower revenue resulted from a (3)% decline in Galileo segments, particularly in the Americas where segments were down (7)%, partially offset by higher yield per segment.  Agency inducements increased $8 million, or 5%, compared to the first quarter of 2007, approximately half of which was driven by unfavorable exchange rates.  In addition, Galileo reduced its operating expenses, excluding inducements to agents, by $21 million, or 17%.  Despite a modest decline in revenue and an increase in inducements, adjusted EBITDA margins improved 226 bps, or 7%, as a result of the operating expense savings.

Worldspan (included in GDS results above)

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Net Revenue (1)	—	$180	—	—
Adjusted Net Revenue (2)	$210	$180	$(30)	(14)%
EBITDA (1)	—	$31	—	—
Adjusted EBITDA (2)	$66	$43	$(23)	(35)%
Adjusted EBITDA Margin %	31.4%	23.9%	-754 bps	(24)%

*                    May not calculate due to rounding

—              Not meaningful

(1)             1Q 2007 excludes Worldspan results.

(2)             Adjusted results include Worldspan in all periods, as if the acquisition had closed January 1, 2007.

Adjusted net revenue from Worldspan was $180 million for the first quarter of 2008, reflecting a decline of (14)% compared with the same period in 2007, mainly due to the loss of segments from Expedia.  Adjusted EBITDA from Worldspan was $43 million for the first quarter of 2008, which represents a decline of (35)% compared to the same quarter in 2007 and reflects the short-term reverse leverage impact of lower revenue.

GTA

($ in millions)

	1Q 2007	1Q 2008	Change*	% Change*
Net Revenue (1)	$57	$74	$17	30%
Adjusted Net Revenue (1)	$57	$74	$17	30%
EBITDA (1)	$(1)	$9	$10	—
Adjusted EBITDA (1)	$4	$9	$5	125%
Adjusted EBITDA Margin %	7.0%	12.2%	514 bps	73%

*                    May not calculate due to rounding

—              Not meaningful

(1)             The results of 1Q 2007 have been adjusted to reflect the sale of Trust International on January 2, 2008, as this business is treated as a discontinued operation in our financial results.

Net revenue and EBITDA for GTA were $74 million and $9 million, respectively, in the first quarter of 2008.  Adjusted net revenue and adjusted EBITDA for GTA were $74 million and $9 million, an increase of 30% and 125%, respectively, compared with the first quarter of 2007.  Global Total Transaction Value (TTV) grew 20% in the quarter, driven primarily by a mix of improved pricing, favorable currency trends and growth in transactions.  Operating expenses for GTA increased 24% during the first quarter of 2008, however, excluding the impact of currency rates, operating expenses would have only increased approximately 10% compared to the first quarter of 2007.  The impact of higher sales volumes and a cost base growing at a slower rate enabled GTA to increase adjusted EBITDA margins from 7% in the first quarter of 2007 to 12% for the first quarter of 2008.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $24 million for the first quarter of 2008.  Excluded from the adjusted results are gains from the retirement of our repurchased bonds and exceptional one-time costs related to potential corporate transactions.

Orbitz Worldwide

($ in millions)

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport deconsolidated the results of Orbitz Worldwide with effect from October 31, 2007 and accounts for the Orbitz Worldwide results under the equity method of accounting.  For a discussion of Orbitz Worldwide’s year-over-year performance, please refer to the earnings release of Orbitz Worldwide.

	1Q 2007	1Q 2008	Change	% Change
Net Revenue (1)	$212	—	—	—
Adjusted Net Revenue (2)	—	—	—	—
EBITDA (1)	$23	—	—	—
Adjusted EBITDA (2)	—	—	—	—

—              Not meaningful

(1)             1Q 2007 includes Orbitz Worldwide results.

(2)             Adjusted results exclude Orbitz Worldwide in all periods.

Conference Call/Webcast

The Company’s first quarter 2008 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-679-8018 in the United States and 617-213-4845 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 92155565.  A replay of the conference call will be available May 13, 2008 at 1:00 p.m. (EST) through May 20, 2008. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 55294416.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. The company is comprised of Travelport GDS, a global distribution system business that includes the Worldspan and Galileo brands; GTA, a group travel and wholesale hotel business; Business Intelligence Services, a data analysis business; and IT Services and Software, which hosts mission critical applications and provides business solutions for major airlines.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. With on-going annual revenues of approximately $2.6 billion, Travelport operates in 145 countries and has approximately 6,000 employees.  Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; and our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained on pages 6 through 7 of this release.

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Elliot Bloom of Travelport, +1-973-939-1610, or elliot.bloom@travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
Net revenue	$666	$666

Costs and expenses
Cost of revenue	278	339
Selling, general and administrative	261	182
Separation and restructuring charges	23	9
Depreciation and amortization	54	67
Total costs and expenses	616	597

Operating income	50	69
Interest expense, net	(85)	(86)
Gain on early extinguishment of debt	—	9
Loss from continuing operations before income taxes and equity in losses of investments, net	(35)	(8)
Benefit (provision) for income taxes	3	(12)
Equity in losses of investments, net	—	(7)
Net loss	$(32)	$(27)

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
GDS
Net revenue	$414	$592
Segment EBITDA	117	167
GTA
Net revenue	57	74
Segment EBITDA	(1)	9
Orbitz Worldwide
Net revenue	212	—
Segment EBITDA	23	—
Corporate and other
EBITDA(a)	(35)	(31)
Intersegment eliminations(b)
Net revenue	(17)	—
Combined Totals
Net revenue	$666	$666
EBITDA	$104	$145

—              Not meaningful.

(a)             Other includes corporate general and administrative costs not allocated to the segments.

(b)            Consists primarily of eliminations related to the inducements paid by Galileo to Orbitz Worldwide.

Provided below is a reconciliation of EBITDA to loss from continuing operations before income taxes and equity in losses of investments, net:

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
EBITDA	$104	$145
Interest expense, net	(85)	(86)
Depreciation and amortization	(54)	(67)
Losses from continuing operations before income taxes and equity in losses of investments, net	$(35)	$(8)

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2008
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$412	$180	$—	$74	$—	$666
Adjustments
Separation from Cendant and Related	1	—	—	—	—	1
Total	1	—	—	—	—	1
Adjusted Net Revenue*	$412	$180	$—	$74	$—	$666

EBITDA	$136	$31	$—	$9	$(30)	$145
Adjustments
Separation from Cendant and Related	1	—	—	—	—	1
Non-recurring Items Associated with Travelport Acquisitions	4	10	—	(1)	12	25
Restructure and Related	4	1	—	1	2	9
Other	—	—	—	—	(8)	(8)
Total	9	12	—	—	6	27
Adjusted EBITDA*	$145	$43	$—	$9	$(24)	$173

	Three Months Ended March 31, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$414	$—	$212	$57	$(17)	$666
Adjustments
Acquired / Disposed Revenue	—	202	(212)	(2)	17	5
Separation from Cendant and Related	2	—	—	2	—	3
Other	—	8	—	—	—	8
Total	2	210	(212)	—	17	17
Adjusted Net Revenue*	$416	$210	$—	$57	$—	$683

EBITDA	$117	$—	$23	$(1)	$(36)	$104
Adjustments
Acquired / Disposed EBITDA	—	55	(23)	(1)	—	31
Separation from Cendant and Related	2	—	—	2	4	8
Non-recurring Items Associated with Travelport Acquisitions	—	—	—	3	7	10
Restructure and Related	18	—	—	1	1	20
Equity based compensation	—	—	—	—	3	3
Other	—	11	—	—	—	11
Total	20	66	(23)	5	15	82
Adjusted EBITDA*	$137	$66	$—	$4	$(21)	$186

* Totals may not calculate due to rounding.

— Not meaningful.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

(UNAUDITED)

	December 31, 2007	March 31, 2008
Assets
Current assets:
Cash and cash equivalents	$309	$207
Accounts receivable, net	416	506
Deferred income taxes	9	10
Other current assets	253	330
Assets of discontinued operations	36	—
Total current assets	1,023	1,053

Property and equipment, net	541	522
Goodwill	1,746	1,820
Trademarks and tradenames	510	525
Other intangible assets, net	1,717	1,736
Investment in Orbitz Worldwide	364	358
Non-current deferred income taxes	3	3
Other non-current assets	236	244
Total assets	$6,140	$6,261

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$191	$178
Accrued expenses and other current liabilities	821	859
Current portion of long-term debt	17	18
Deferred income taxes	—	1
Liabilities of discontinued operations	8	—
Total current liabilities	1,037	1,056

Long-term debt	3,751	3,791
Deferred income taxes	261	278
Other non-current liabilities	203	190
Total liabilities	5,252	5,315

Commitments and contingencies

Shareholders’ equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,311	1,311
Accumulated deficit	(587)	(614)
Accumulated other comprehensive income	164	249
Total shareholders’ equity	888	946
Total liabilities and shareholders’ equity	$6,140	$6,261

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
Operating activities of continuing operations
Net loss	$(32)	$(27)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities from continuing operations
Depreciation and amortization	54	67
Deferred income taxes	1	(4)
Provision for bad debts	3	4
Gain on early extinguishment of debt	—	(9)
Gain on sale of property	1	—
Amortization of debt issuance costs	5	5
Non-cash charges related to tax sharing liability	3	—
Equity based compensation	3	—
Equity in losses of investments	—	7
Payment of FASA liability	—	(8)
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	21	(8)
Other current assets	—	(4)
Accounts payable, accrued expenses and other current liabilities	101	7
Other	1	(11)
Net cash provided by (used in) operating activities of continuing operations	161	(51)
Investing activities of continuing operations
Property and equipment additions	(31)	(13)
Acquisition related payments	(5)	(3)
Other	1	(1)
Net cash used in investing activities of continuing operations	(35)	(17)
Financing activities of continuing operations
Principal payments on borrowings	(6)	(38)
Issuance of common stock	2	—
Net cash used in financing activities of continuing operations	(4)	(38)
Effect of changes in exchange rates on cash and cash equivalents	1	4
Net increase (decrease) in cash and cash equivalents from continuing operations	123	(102)
Cash provided by (used in) discontinued operations
Operating activities	2	—
Investing activities	(1)	—
Cash provided by discontinued operations	1	—
Cash and cash equivalents at beginning of period	97	309
Cash and cash equivalents at end of period	221	207
Less cash of discontinued operations	(3)	—
Cash and cash equivalents of continuing operations	$218	$207

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007	Change	% Change
Galileo (segments in millions)
Americas Segments	26.7	28.6	(1.9)	(7)%
International Segments	45.8	46.3	(0.5)	(1)%
Total Segments	72.5	74.9	(2.4)	(3)%

Worldspan (segments in millions)
Total Segments	35.7	44.1	(8.4)	(19)%

GTA (TTV in millions)
Total Transaction Value	$391	$326	$65	20%